As filed with the Securities and Exchange Commission on January 23, 2014

Registration No. 333-________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Alliqua, Inc.
(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation or organization)	58-2349413 (I.R.S. Employer Identification No.)

2150 Cabot Boulevard West
Langhorne, Pennsylvania 19047
(Address of Principal Executive Offices; Zip Code)

2001 Incentive Stock Option Plan

2011 Long-Term Incentive Plan

Nonqualified Stock Option Agreement, dated as of July 31, 2012, by and between Alliqua, Inc. and Stephen Brigido

Nonqualified Stock Option Agreement, dated as of August 15, 2012, by and between Alliqua, Inc. and Harold Schoenhaus

Nonqualified Stock Option Agreement, dated as of September 19, 2012, by and between Alliqua, Inc. and Robert Taggart

Nonqualified Stock Option Agreement, dated as of September 19, 2012, by and between Alliqua, Inc. and Troy Taggart

Nonqualified Stock Option Agreement, dated as of November 5, 2012, by and between Alliqua, Inc. and James Sapirstein

Restricted Stock Unit Award Agreement, dated as of November 5, 2012, by and between Alliqua, Inc. and James Sapirstein

Nonqualified Stock Option Agreement, dated as of November 27, 2012, by and between Alliqua, Inc. and Steven Berger

Nonqualified Stock Option Agreement, dated as of November 27, 2012, by and between Alliqua, Inc. and Joseph Leone

Nonqualified Stock Option Agreement, dated as of November 27, 2012, by and between Alliqua, Inc. and Kenneth Londoner

Nonqualified Stock Option Agreement, dated as of November 27, 2012, by and between Alliqua, Inc. and Benjamin Mayer

Nonqualified Stock Option Agreement, dated as of November 27, 2012, by and between Alliqua, Inc. and Kenneth Pearsen, M.D.

Nonqualified Stock Option Agreement, dated as of November 27, 2012, by and between Alliqua, Inc. and Jeffrey Sklar

Nonqualified Stock Option Agreement, dated as of November 27, 2012, by and between Alliqua, Inc. and Jerome Zeldis, M.D., Ph.D.

Nonqualified Stock Option Agreement, dated as of November 27, 2012, by and between Alliqua, Inc. and Jerome Zeldis, M.D., Ph.D.

Nonqualified Stock Option Agreement, dated as of November 29, 2012, by and between Alliqua, Inc. and David Johnson

Nonqualified Stock Option Agreement, dated as of April 9, 2013, by and between Alliqua, Inc. and Ronald Harland

Nonqualified Stock Option Agreement, dated as of May 10, 2013, by and between Alliqua, Inc. and Bradford Barton

Nonqualified Stock Option Agreement, dated as of May 10, 2013, by and between Alliqua, Inc. and Phil Forman

Nonqualified Stock Option Agreement, dated as of May 10, 2013, by and between Alliqua, Inc. and Phil Forman

Nonqualified Stock Option Agreement, dated as of May 10, 2013, by and between Alliqua, Inc. and Carolyn Kong

Nonqualified Stock Option Agreement, dated as of May 10, 2013, by and between Alliqua, Inc. and Joseph Laudano

Nonqualified Stock Option Agreement, dated as of May 10, 2013, by and between Alliqua, Inc. and Kenneth Londoner

Nonqualified Stock Option Agreement, dated as of May 10, 2013, by and between Alliqua, Inc. and Ferenc Makra

Nonqualified Stock Option Agreement, dated as of May 10, 2013, by and between Alliqua, Inc. and Dave Moskowitz

Nonqualified Stock Option Agreement, dated as of May 10, 2013, by and between Alliqua, Inc. and Lori Toner

Nonqualified Stock Option Agreement, dated as of May 30, 2013, by and between Alliqua, Inc. and Matt Harrington

Nonqualified Stock Option Agreement, dated as of May 30, 2013, by and between Alliqua, Inc. and Andrew Munts

Nonqualified Stock Option Agreement, dated as of July 22, 2013, by and between Alliqua, Inc. and Jerome Zeldis, M.D., Ph.D.

Nonqualified Stock Option Agreement, dated as of August 15, 2013, by and between Alliqua, Inc. and Jordan Warshafsky

Nonqualified Stock Option Agreement, dated as of September 3, 2013, by and between Alliqua, Inc. and Steven Berger

Nonqualified Stock Option Agreement, dated as of September 3, 2013, by and between Alliqua, Inc. and Brian Posner

Nonqualified Stock Option Agreement, dated as of August 28, 2013, by and between Alliqua, Inc. and Maurice Deutsch

Nonqualified Stock Option Agreement, dated as of November 14, 2013, by and between Alliqua, Inc. and Douglas Cress

Nonqualified Stock Option Agreement, dated as of November 14, 2013, by and between Alliqua, Inc. and Justin Schreiber

Nonqualified Stock Option Agreement, dated as of November 14, 2013, by and between Alliqua, Inc. and David Johnson

Nonqualified Stock Option Agreement, dated as of November 15, 2013, by and between Alliqua, Inc. and Kwon Lee

Nonqualified Stock Option Agreement, dated as of December 20, 2013, by and between the Company and David Johnson

Nonqualified Stock Option Agreement, dated as of December 20, 2013, by and between Alliqua, Inc. and Jessica Price

Nonqualified Stock Option Agreement, dated as of January 6, 2014, by and between Alliqua, Inc. and Maria-Luisa Belmar

Nonqualified Stock Option Agreement, dated as of January 6, 2014, by and between Alliqua, Inc. and Melissa Boyle

Nonqualified Stock Option Agreement, dated as of January 6, 2014, by and between Alliqua, Inc. and Leslie Coco

Nonqualified Stock Option Agreement, dated as of January 6, 2014, by and between Alliqua, Inc. and Rob Dent

Nonqualified Stock Option Agreement, dated as of January 6, 2014, by and between Alliqua, Inc. and Jon Landis

Nonqualified Stock Option Agreement, dated as of January 6, 2014, by and between Alliqua, Inc. and Janice Smiell

Restricted Stock Award Agreement, dated as of January 6, 2014, by and between the Company and David Johnson

Option Cancellation and Release Agreement, dated as of January 6, 2014, by and between the Company and Richard Rosenblum

Option Cancellation and Release Agreement, dated as of January 6, 2014, by and between the Company and David Stefansky

Nonqualified Stock Option Agreement, dated as of January 13, 2014, by and between Alliqua, Inc. and Dawn M. Gabriel

(Full title of the plan)

David I. Johnson
Chief Executive Officer
Alliqua, Inc.
2150 Cabot Boulevard West
Langhorne, Pennsylvania 19047
(Name and address of agent for service)

(215) 702-8550

(Telephone number, including area code, of agent for service)

With a copy to:
Rick A. Werner, Esq.

Haynes and Boone, LLP

30 Rockefeller Plaza, 26th Floor

New York, New York 10112

Tel. (212) 659-4974

Fax (212) 884-8234

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)		Proposed maximum offering price per share		Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.001 par value	117,124	(2)	$3.50	(3)	$409,934.00	$52.80
Common Stock, $0.001 par value	7,619	(4)	$3.94	(3)	$30,018.86	$3.87
Common Stock, $0.001 par value	1,083,456	(5)	$4.38	(3)	$4,745,537.28	$611.23
Common Stock, $0.001 par value	120,569	(6)	$5.47	(3)	$659,512.43	$84.95
Common Stock, $0.001 par value	114,286	(7)	$5.69	(3)	$650,287.34	$83.76
Common Stock, $0.001 par value	22,857	(8)	$6.34	(3)	$144,913.38	$18.66
Common Stock, $0.001 par value	634,777	(9)	$6.56	(3)	$4,164,137.12	$536.34
Common Stock, $0.001 par value	780,535	(10)	$6.82	(3)	$5,323,248.70	$685.63
Common Stock, $0.001 par value	261,520	(11)	$6.99	(3)	$1,828,024.80	$235.45
Common Stock, $0.001 par value	755,421	(12)	$8.75	(3)	$6,609,933.75	$851.36
Common Stock, $0.001 par value	38,095	(13)	$9.19	(3)	$350,093.05	$45.09
Common Stock, $0.001 par value	262,245	(14)	$10.94	(3)	$2,868,960.30	$369.52
Common Stock, $0.001 par value	788,834	(15)	$9.25	(16)	$7,296,714.50	$939.82
Common Stock, $0.001 par value	17,142	(17)	$5.91	(3)	$101,309.22	$13.05
Common Stock, $0.001 par value	34,629	(17)	$6.34	(3)	$219,547.86	$28.28
Common Stock, $0.001 par value	1,145	(17)	$11.38	(3)	$13,030.10	$1.68
Common Stock, $0.001 par value	229	(17)	$26.69	(3)	$6,112.01	$0.79
Common Stock, $0.001 par value	279,227	(18)	$3.28	(3)	$915,864.56	$117.96
Common Stock, $0.001 par value	150,399	(18)	$4.38	(3)	$658,747.62	$84.85
Common Stock, $0.001 par value	1,398,945	(19)	$9.25	(16)	$12,940,241.25	$1,666.70
Total	6,869,054				$49,936,168.13	$6,431.78

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, we are also registering an indeterminable number of shares of common stock that may be issued in connection with stock splits, stock dividends or similar transactions.
(2)	Represents shares of common stock issuable upon the exercise of options granted pursuant to the Nonqualified Stock Option Agreement, dated as of November 14, 2013, by and between Alliqua, Inc. and David Johnson.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended, and based upon the price at which such options may be exercised.
(4)	Represents shares of common stock issuable upon the exercise of options granted pursuant to the Nonqualified Stock Option Agreement, dated as of November 15, 2013, by and between Alliqua, Inc. and Kwon Lee.
(5)	Represents shares of common stock issuable upon the exercise of options granted pursuant to the following stock option agreements:
•	Nonqualified Stock Option Agreement, dated as of July 31, 2012, by and between Alliqua, Inc. and Stephen Brigido
•	Nonqualified Stock Option Agreement, dated as of August 15, 2012, by and between Alliqua, Inc. and Harold Schoenhaus
•	Nonqualified Stock Option Agreement, dated as of September 19, 2012, by and between Alliqua, Inc. and Robert Taggart
•	Nonqualified Stock Option Agreement, dated as of September 19, 2012, by and between Alliqua, Inc. and Troy Taggart
•	Nonqualified Stock Option Agreement, dated as of November 5, 2012, by and between Alliqua, Inc. and James Sapirstein
•	Nonqualified Stock Option Agreement, dated as of November 27, 2012, by and between Alliqua, Inc. and Steven Berger
•	Nonqualified Stock Option Agreement, dated as of November 27, 2012, by and between Alliqua, Inc. and Joseph Leone
•	Nonqualified Stock Option Agreement, dated as of November 27, 2012, by and between Alliqua, Inc. and Kenneth Londoner
•	Nonqualified Stock Option Agreement, dated as of November 27, 2012, by and between Alliqua, Inc. and Kenneth Pearsen, M.D.
•	Nonqualified Stock Option Agreement, dated as of November 27, 2012, by and between Alliqua, Inc. and Jeffrey Sklar
•	Nonqualified Stock Option Agreement, dated as of November 27, 2012, by and between Alliqua, Inc. and Jerome Zeldis, M.D., Ph.D.
•	Nonqualified Stock Option Agreement, dated as of November 29, 2012, by and between Alliqua, Inc. and David Johnson
•	Nonqualified Stock Option Agreement, dated as of April 9, 2013, by and between Alliqua, Inc. and Ronald Harland
•	Nonqualified Stock Option Agreement, dated as of May 10, 2013, by and between Alliqua, Inc. and Bradford Barton
•	Nonqualified Stock Option Agreement, dated as of May 10, 2013, by and between Alliqua, Inc. and Phil Forman
•	Nonqualified Stock Option Agreement, dated as of May 10, 2013, by and between Alliqua, Inc. and Phil Forman
•	Nonqualified Stock Option Agreement, dated as of May 10, 2013, by and between Alliqua, Inc. and Carolyn Kong

•	Nonqualified Stock Option Agreement, dated as of May 10, 2013, by and between Alliqua, Inc. and Joseph Laudano
•	Nonqualified Stock Option Agreement, dated as of May 10, 2013, by and between Alliqua, Inc. and Kenneth Londoner
•	Nonqualified Stock Option Agreement, dated as of May 10, 2013, by and between Alliqua, Inc. and Ferenc Makra
•	Nonqualified Stock Option Agreement, dated as of May 10, 2013, by and between Alliqua, Inc. and Dave Moskowitz
•	Nonqualified Stock Option Agreement, dated as of May 10, 2013, by and between Alliqua, Inc. and Lori Toner
•	Nonqualified Stock Option Agreement, dated as of May 30, 2013, by and between Alliqua, Inc. and Andrew Munts
•	Nonqualified Stock Option Agreement, dated as of August 15, 2013, by and between Alliqua, Inc. and Jordan Warshafsky
•	Nonqualified Stock Option Agreement, dated as of August 28, 2013, by and between Alliqua, Inc. and Maurice Deutsch
•	Nonqualified Stock Option Agreement, dated as of September 3, 2013, by and between Alliqua, Inc. and Steven Berger
•	Nonqualified Stock Option Agreement, dated as of September 3, 2013, by and between Alliqua, Inc. and Brian Posner.
(6)	Represents shares of common stock issuable upon the exercise of options granted pursuant to the following stock option agreements:
•	Nonqualified Stock Option Agreement, dated as of May 10, 2013, by and between Alliqua, Inc. and Bradford Barton
•	Nonqualified Stock Option Agreement, dated as of May 10, 2013, by and between Alliqua, Inc. and Phil Forman
•	Nonqualified Stock Option Agreement, dated as of May 10, 2013, by and between Alliqua, Inc. and Lori Toner.
(7)	Represents shares of common stock issuable upon the exercise of options granted pursuant to the following stock option agreements:
•	Nonqualified Stock Option Agreement, dated as of November 14, 2013, by and between Alliqua, Inc. and Douglas Cress
•	Nonqualified Stock Option Agreement, dated as of November 14, 2013, by and between Alliqua, Inc. and Justin Schreiber.
(8)	Represents shares of common stock issuable upon the exercise of options granted pursuant to the Nonqualified Stock Option Agreement, dated as of November 27, 2012, by and between Alliqua, Inc. and Benjamin Mayer.
(9)	Represents shares of common stock issuable upon the exercise of options granted pursuant to the following stock option agreements:
•	Nonqualified Stock Option Agreement, dated as of November 29, 2012, by and between Alliqua, Inc. and David Johnson
•	Nonqualified Stock Option Agreement, dated as of May 10, 2013, by and between Alliqua, Inc. and Bradford Barton
•	Nonqualified Stock Option Agreement, dated as of May 10, 2013, by and between Alliqua, Inc. and Phil Forman
•	Nonqualified Stock Option Agreement, dated as of May 10, 2013, by and between Alliqua, Inc. and Phil Forman
•	Nonqualified Stock Option Agreement, dated as of May 10, 2013, by and between Alliqua, Inc. and Lori Toner
•	Nonqualified Stock Option Agreement, dated as of May 30, 2013, by and between Alliqua, Inc. and Matt Harrington
•	Nonqualified Stock Option Agreement, dated as of May 30, 2013, by and between Alliqua, Inc. and Andrew Munts
•	Nonqualified Stock Option Agreement, dated as of July 22, 2013, by and between Alliqua, Inc. and Jerome Zeldis, M.D., Ph.D.
•	Nonqualified Stock Option Agreement, dated as of August 28, 2013, by and between Alliqua, Inc. and Maurice Deutsch

•	Nonqualified Stock Option Agreement, dated as of September 3, 2013, by and between Alliqua, Inc. and Brian Posner
•	Nonqualified Stock Option Agreement, dated as of November 14, 2013, by and between Alliqua, Inc. and Justin Schreiber
•	Nonqualified Stock Option Agreement, dated as of November 15, 2013, by and between Alliqua, Inc. and Kwon Lee.
(10)	Represents shares of common stock issuable upon the exercise of options granted pursuant to the following stock option agreements:
•	Nonqualified Stock Option Agreement, dated as of December 20, 2013, by and between the Company and David Johnson
•	Nonqualified Stock Option Agreement, dated as of December 20, 2013, by and between Alliqua, Inc. and Jessica Price.
(11)	Represents shares of common stock issuable upon the exercise of options granted pursuant to the following stock option agreements:
•	Nonqualified Stock Option Agreement, dated as of January 6, 2014, by and between Alliqua, Inc. and Maria-Luisa Belmar
•	Nonqualified Stock Option Agreement, dated as of January 6, 2014, by and between Alliqua, Inc. and Melissa Boyle
•	Nonqualified Stock Option Agreement, dated as of January 6, 2014, by and between Alliqua, Inc. and Leslie Coco
•	Nonqualified Stock Option Agreement, dated as of January 6, 2014, by and between Alliqua, Inc. and Rob Dent
•	Nonqualified Stock Option Agreement, dated as of January 6, 2014, by and between Alliqua, Inc. and Jon Landis
•	Nonqualified Stock Option Agreement, dated as of January 6, 2014, by and between Alliqua, Inc. and Janice Smiell.
(12)	Represents shares of common stock issuable upon the exercise of options granted pursuant to the following stock option agreements:
•	Nonqualified Stock Option Agreement, dated as of November 27, 2012, by and between Alliqua, Inc. and Jerome Zeldis, M.D., Ph.D.
•	Nonqualified Stock Option Agreement, dated as of November 29, 2012, by and between Alliqua, Inc. and David Johnson
•	Nonqualified Stock Option Agreement, dated as of May 10, 2013, by and between Alliqua, Inc. and Bradford Barton
•	Nonqualified Stock Option Agreement, dated as of May 10, 2013, by and between Alliqua, Inc. and Phil Forman
•	Nonqualified Stock Option Agreement, dated as of May 10, 2013, by and between Alliqua, Inc. and Lori Toner
•	Nonqualified Stock Option Agreement, dated as of May 30, 2013, by and between Alliqua, Inc. and Andrew Munts
•	Nonqualified Stock Option Agreement, dated as of July 22, 2013, by and between Alliqua, Inc. and Jerome Zeldis, M.D., Ph.D.
•	Nonqualified Stock Option Agreement, dated as of September 3, 2013, by and between Alliqua, Inc. and Brian Posner
•	Nonqualified Stock Option Agreement, dated as of November 15, 2013, by and between Alliqua, Inc. and Kwon Lee
•	Nonqualified Stock Option Agreement, dated as of January 13, 2014, by and between Alliqua, Inc. and Dawn M. Gabriel.
(13)	Represents shares of common stock issuable upon the exercise of options granted pursuant to the Nonqualified Stock Option Agreement, dated as of May 30, 2013, by and between Alliqua, Inc. and Matt Harrington.
(14)	Represents shares of common stock issuable upon the exercise of options granted pursuant to the following stock option agreements:
•	Nonqualified Stock Option Agreement, dated as of May 10, 2013, by and between Alliqua, Inc. and Bradford Barton
•	Nonqualified Stock Option Agreement, dated as of July 22, 2013, by and between Alliqua, Inc. and Jerome Zeldis, M.D., Ph.D.

(15)	Represents the following shares of common stock:
•	shares of common stock underlying and shares of common stock granted upon vesting of restricted stock units issued pursuant to the Restricted Stock Unit Award Agreement, dated as of November 5, 2012, by and between Alliqua, Inc. and James Sapirstein
•	shares of common and restricted stock granted pursuant to the Restricted Stock Award Agreement, dated as of January 6, 2014, by and between the Company and David Johnson
•	shares of common stock granted pursuant to the Option Cancellation and Release Agreement, dated as of January 6, 2014, by and between the Company and Richard Rosenblum
•	shares of common stock granted pursuant to the Option Cancellation and Release Agreement, dated as of January 6, 2014, by and between the Company and David Stefansky.
(16)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the common stock as reported on the OTCQB on January 21, 2014.
(17)	Represents shares of common stock issuable pursuant to options awarded under the 2001 Incentive Stock Option Plan.
(18)	Represents shares of common stock issuable pursuant to options awarded under the 2011 Long-Term Incentive Plan.
(19)	Represents shares of common stock issuable pursuant to the 2011 Long-Term Incentive Plan.

EXPLANATORY NOTE

This Registration Statement on Form S-8 of Alliqua, Inc. has been prepared in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended, to register:

•	53,145 shares of our common stock, par value $.001 per share, underlying options previously granted under our 2001 Incentive Stock Option Plan;

•	429,626 shares of our common stock underlying options previously granted under our 2011 Long-Term Incentive Plan;

•	1,398,945 shares of our common stock issuable pursuant to our 2011 Long-Term Incentive Plan;

•	22,857 shares of our common stock issuable pursuant to the Nonqualified Stock Option Agreement, dated as of July 31, 2012, by and between Alliqua, Inc. and Stephen Brigido;

•	11,429 shares of our common stock issuable pursuant to the Nonqualified Stock Option Agreement, dated as of August 15, 2012, by and between Alliqua, Inc. and Harold Schoenhaus;

•	22,857 shares of our common stock issuable pursuant to the Nonqualified Stock Option Agreement, dated as of September 19, 2012, by and between Alliqua, Inc. and Robert Taggart;

•	22,857 shares of our common stock issuable pursuant to the Nonqualified Stock Option Agreement, dated as of September 19, 2012, by and between Alliqua, Inc. and Troy Taggart;

•	212,262 shares of our common stock issuable pursuant to the Nonqualified Stock Option Agreement, dated as of November 5, 2012, by and between Alliqua, Inc. and James Sapirstein;

•	31,662 shares of our common stock issued and 17,688 shares of our common stock issuable pursuant to the Restricted Stock Unit Award Agreement, dated as of November 5, 2012, by and between Alliqua, Inc. and James Sapirstein;

•	11,429 shares of our common stock issuable pursuant to the Nonqualified Stock Option Agreement, dated as of November 27, 2012, by and between Alliqua, Inc. and Steven Berger;

•	60,571 shares of our common stock issuable pursuant to the Nonqualified Stock Option Agreement, dated as of November 27, 2012, by and between Alliqua, Inc. and Joseph Leone;

•	60,571 shares of our common stock issuable pursuant to the Nonqualified Stock Option Agreement, dated as of November 27, 2012, by and between Alliqua, Inc. and Kenneth Londoner;

•	22,857 shares of our common stock issuable pursuant to the Nonqualified Stock Option Agreement, dated as of November 27, 2012, by and between Alliqua, Inc. and Benjamin Mayer;

•	3,429 shares of our common stock issuable pursuant to the Nonqualified Stock Option Agreement, dated as of November 27, 2012, by and between Alliqua, Inc. and Kenneth Pearsen, M.D.;

•	26,286 shares of our common stock issuable pursuant to the Nonqualified Stock Option Agreement, dated as of November 27, 2012, by and between Alliqua, Inc. and Jeffrey Sklar;

•	3,429 shares of our common stock issuable pursuant to the Nonqualified Stock Option Agreement, dated as of November 27, 2012, by and between Alliqua, Inc. and Jerome Zeldis;

•	285,715 shares of our common stock issuable pursuant to the Nonqualified Stock Option Agreement, dated as of November 27, 2012, by and between Alliqua, Inc. and Jerome Zeldis;

•	177,600 shares of our common stock issuable pursuant to the Nonqualified Stock Option Agreement, dated as of November 29, 2012, by and between Alliqua, Inc. and David Johnson;

•	57,143 shares of our common stock issuable pursuant to the Nonqualified Stock Option Agreement, dated as of April 9, 2013, by and between Alliqua, Inc. and Ronald Harland;

•	274,275 shares of our common stock issuable pursuant to the Nonqualified Stock Option Agreement, dated as of May 10, 2013, by and between Alliqua, Inc. and Bradford Barton;

•	22,857 shares of our common stock issuable pursuant to the Nonqualified Stock Option Agreement, dated as of May 10, 2013, by and between Alliqua, Inc. and Phil Forman;

•	91,424 shares of our common stock issuable pursuant to the Nonqualified Stock Option Agreement, dated as of May 10, 2013, by and between Alliqua, Inc. and Phil Forman;

•	5,715 shares of our common stock issuable pursuant to the Nonqualified Stock Option Agreement, dated as of May 10, 2013, by and between Alliqua, Inc. and Carolyn Kong;

•	22,856 shares of our common stock issuable pursuant to the Nonqualified Stock Option Agreement, dated as of May 10, 2013, by and between Alliqua, Inc. and Joseph Laudano;

•	114,285 shares of our common stock issuable pursuant to the Nonqualified Stock Option Agreement, dated as of May 10, 2013, by and between Alliqua, Inc. and Kenneth Londoner;

•	2,285 shares of our common stock issuable pursuant to the Nonqualified Stock Option Agreement, dated as of May 10, 2013, by and between Alliqua, Inc. and Ferenc Makra;

•	39,999 shares of our common stock issuable pursuant to the Nonqualified Stock Option Agreement, dated as of May 10, 2013, by and between Alliqua, Inc. and Dave Moskowitz;

•	171,432 shares of our common stock issuable pursuant to the Nonqualified Stock Option Agreement, dated as of May 10, 2013, by and between Alliqua, Inc. and Lori Toner;

•	106,666 shares of our common stock issuable pursuant to the Nonqualified Stock Option Agreement, dated as of May 30, 2013, by and between Alliqua, Inc. and Matt Harrington;

•	17,142 shares of our common stock issuable pursuant to the Nonqualified Stock Option Agreement, dated as of May 30, 2013, by and between Alliqua, Inc. and Andrew Munts;

•	622,170 shares of our common stock issuable pursuant to the Nonqualified Stock Option Agreement, dated as of July 22, 2013, by and between Alliqua, Inc. and Jerome Zeldis;

•	11,428 shares of our common stock issuable pursuant to the Nonqualified Stock Option Agreement, dated as of August 15, 2013, by and between Alliqua, Inc. and Jordan Warshafsky;

•	11,428 shares of our common stock issuable pursuant to the Nonqualified Stock Option Agreement, dated as of August 28, 2013, by and between Alliqua, Inc. and Maurice Deutsch;

•	114,286 shares of our common stock issuable pursuant to the Nonqualified Stock Option Agreement, dated as of September 3, 2013, by and between Alliqua, Inc. and Steven Berger;

•	185,142 shares of our common stock issuable pursuant to the Nonqualified Stock Option Agreement, dated as of September 3, 2013, by and between Alliqua, Inc. and Brian Posner;

•	34,286 shares of our common stock issuable pursuant to the Nonqualified Stock Option Agreement, dated as of November 14, 2013, by and between Alliqua, Inc. and Douglas Cress;

•	160,000 shares of our common stock issuable pursuant to the Nonqualified Stock Option Agreement, dated as of November 14, 2013, by and between Alliqua, Inc. and Justin Schreiber;

•	117,124 shares of our common stock issuable pursuant to the Nonqualified Stock Option Agreement, dated as of November 14, 2013, by and between Alliqua, Inc. and David Johnson

•	22,857 shares of our common stock issuable pursuant to the Nonqualified Stock Option Agreement, dated as of November 15, 2013, by and between Alliqua, Inc. and Kwon Lee;

•	730,535 shares of our common stock issuable pursuant to the Nonqualified Stock Option Agreement, dated as of December 20, 2013, by and between the Company and David Johnson;

•	50,000 shares of our common stock issuable pursuant to the Nonqualified Stock Option Agreement, dated as of December 20, 2013, by and between Alliqua, Inc. and Jessica Price;

•	50,000 shares of our common stock issuable pursuant to the Nonqualified Stock Option Agreement, dated as of January 6, 2014, by and between Alliqua, Inc. and Maria-Luisa Belmar;

•	10,000 shares of our common stock issuable pursuant to the Nonqualified Stock Option Agreement, dated as of January 6, 2014, by and between Alliqua, Inc. and Melissa Boyle;

•	10,000 shares of our common stock issuable pursuant to the Nonqualified Stock Option Agreement, dated as of January 6, 2014, by and between Alliqua, Inc. and Leslie Coco;

•	91,520 shares of our common stock issuable pursuant to the Nonqualified Stock Option Agreement, dated as of January 6, 2014, by and between Alliqua, Inc. and Rob Dent;

•	20,000 shares of our common stock issuable pursuant to the Nonqualified Stock Option Agreement, dated as of January 6, 2014, by and between Alliqua, Inc. and Jon Landis;

•	80,000 shares of our common stock issuable pursuant to the Nonqualified Stock Option Agreement, dated as of January 6, 2014, by and between Alliqua, Inc. and Janice Smiell;

•	350,150 shares of common and restricted stock issued pursuant to the Restricted Stock Award Agreement, dated as of January 6, 2014, by and between the Company and David Johnson;

•	194,667 shares of common stock issued pursuant to the Option Cancellation and Release Agreement, dated as of January 6, 2014, by and between the Company and Richard Rosenblum;

•	194,667 shares of common stock issued pursuant to the Option Cancellation and Release Agreement, dated as of January 6, 2014, by and between the Company and David Stefansky; and

•	7,500 shares of our common stock issuable pursuant to the Nonqualified Stock Option Agreement, dated as of January 13, 2014, by and between Alliqua, Inc. and Dawn M. Gabriel.

This Registration Statement also includes a prospectus (which we refer to as the reoffer prospectus) prepared in accordance with General Instruction C of Form S-8 and in accordance with the requirements of Part I of Form S-3. The reoffer prospectus may be used for reofferings and resales of certain of the shares of our common stock listed above that may be deemed to be “control securities” and/or “restricted securities” under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder. These are shares that were or may be acquired by our officers, directors and affiliates, or that were acquired by our employees or consultants, under an employee benefit plan. Such officers, directors, affiliates, employees and consultants are the selling shareholders identified in the reoffer prospectus.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended. Such documents are not being filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act of 1933, as amended.

Reoffer Prospectus

Alliqua, Inc.

3,801,007 Shares of Common Stock

This reoffer prospectus relates to 3,801,007 shares of common stock of Alliqua, Inc. (“Alliqua”) that may be reoffered or resold from time to time by the shareholders identified in this reoffer prospectus and that have been acquired or that may be acquired under our 2001 Incentive Stock Option Plan (the “2001 Plan”), our 2011 Long-Term Incentive Plan (the “2011 Plan”) or under certain individual stock option, restricted stock unit, restricted stock, stock award or other award agreements.

We will not receive any of the proceeds from the sale of the shares that may be offered by the selling shareholders. The selling shareholders will receive all of the net proceeds from the sale of the shares. These sales may be effected from time to time in one or more transactions at fixed prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. We will bear all of the expenses in connection with the preparation of this reoffer prospectus.

Our common stock is traded on the OTCQB under the symbol “ALQA.” On January 22, 2014, the closing sale price for the common stock was $8.90 per share.

Investing in the common stock is highly speculative and involves a high degree of risk. See “Risk Factors” beginning on page 4 of this prospectus before making a decision to purchase our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this reoffer prospectus is January 23, 2014.

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about this prospectus

You should rely only on the information contained in this prospectus or incorporated by reference in this prospectus and in any applicable prospectus supplement. Neither we nor the selling shareholders have authorized anyone to provide you with different information. We and the selling shareholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The information contained in this prospectus, any applicable prospectus supplement and the documents incorporated by reference herein or therein are accurate only as of the date such information is presented. Our business, financial condition, results of operations and prospects may have changed since that date. You should also read this prospectus together with the additional information described under the headings “Incorporation of Certain Information by Reference” and “Where You Can Find More Information.” This prospectus may be supplemented from time to time to add, update or change information in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus.

The selling shareholders are offering the common stock only in jurisdictions where such issuances are permitted. The distribution of this prospectus and the issuance of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the issuance of the common stock and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, the common stock offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement, including the exhibits, can be read on the Securities and Exchange Commission’s website or at the Securities and Exchange Commission’s offices mentioned under the heading “Where You Can Find More Information.”

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SUMMARY

The following summary highlights information contained elsewhere in this prospectus and the information included or incorporated by reference in this prospectus. It may not contain all the information that may be important to you. You should read this entire prospectus carefully, including the sections entitled “Risk Factors” before making an investment decision. In this prospectus, unless the context requires otherwise, all references to “we,” “our” and “us” refer to Alliqua, Inc., a publicly traded Florida corporation, and its direct and indirect subsidiaries.

About Alliqua

We develop, manufacture and market high water content, electron beam cross-linked, aqueous polymer hydrogels, or gels, used for wound care, medical diagnostics, transdermal drug delivery and cosmetics. We supply these gels primarily to the wound care and pain management segments of the healthcare industry. We believe that we are one of only two known manufacturers of these gels in the world. We specialize in custom gels by capitalizing on proprietary manufacturing technologies.

Our gels can be utilized as delivery mechanisms for medication to be delivered through the skin into the blood stream, known as transdermal delivery, or to be delivered between the layers of the skin, known as intradermal delivery. Active ingredients can be added to our gels for use in wound/burn dressings and to provide for the topical application of non-prescription drugs. Additionally, our gels can also be used as components in certain medical devices, skin care treatments, cosmetics and other commercial products.

Our products are manufactured using proprietary and non-proprietary mixing, coating and cross-linking technologies. Together, these technologies enable us to produce gels that can satisfy rigid tolerance specifications with respect to a wide range of physical characteristics (e.g., thickness, water content, adherence, absorption, vapor transmission, release rates) while maintaining product integrity. Additionally, we have the manufacturing ability to offer broad choices in selection of liners onto which the gels are coated. Consequently, our customers are able to determine tolerances in vapor transmission and active ingredient release rates while personalizing color and texture.

We operate through the following wholly-owned subsidiaries: AquaMed Technologies, Inc., Alliqua Biomedical, Inc. and HepaLife Biosystems, Inc.

We are a Florida corporation that was originally formed in 1997 under the name Zeta Corporation. On April 17, 2003, we changed our name to Hepalife Technologies, Inc. and, on December 20, 2010, we changed our name to Alliqua, Inc. Our principal executive offices are located at 2150 Cabot Boulevard West, Langhorne, Pennsylvania 19047, our telephone number is (215) 702-8550, and our website is located at www.alliqua.com. Information on or accessed through our website is not incorporated into this prospectus and is not a part of this prospectus.

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Risk Factors

Investing in our common stock involves a high degree of risk. You should carefully consider the risks and uncertainties and all other information contained or incorporated by reference in this prospectus, including the risks and uncertainties discussed under “Risk Factors” in Amendment No. 1 to our Annual Report on Form 10-K/A, filed with the Securities and Exchange Commission on May 16, 2013 and in our Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on November 12, 2013. All of these “Risk Factors” are incorporated by reference herein in their entirety. These risks and uncertainties are not the only ones facing us. Additional risks of which we are not presently aware or that we currently believe are immaterial may also harm our business and results of operations. The trading price of our common stock could decline due to the occurrence of any of these risks, and investors could lose all or part of their investment. In assessing these risks, investors should also refer to the information contained or incorporated by reference in our other filings with the Securities and Exchange Commission.

SPECIAL NOTE Regarding Forward-Looking Statements

This reoffer prospectus, the documents incorporated herein by reference and other written reports and oral statements made from time to time by us may contain “forward-looking statements,” which include information relating to future events, future financial performance, strategies, expectations, competitive environment and regulation. Words such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” and similar expressions, as well as statements in future tense, identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will probably not be accurate indications of when such performance or results will be achieved. Forward-looking statements are based on information we have when those statements are made or our management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to:

•	The uncertainty of our ability to continue as a going concern;

•	the uncertainty regarding the adequacy of our liquidity to pursue our complete business objectives

•	inadequate capital;

•	loss or retirement of key executives;

•	impairment of goodwill and intangibles;

•	adverse economic conditions and/or intense competition;

•	loss of a key customer or supplier;

•	entry of new competitors and products;

•	adverse federal, state and local government regulation;

•	technological obsolescence of our products;

•	technical problems with our research and products;

•	price increases for supplies and components;

•	inability to carry out research, development and commercialization plans.

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You should review carefully the section entitled “Risk Factors” beginning on page 4 of this reoffer prospectus for a discussion of these and other risks that relate to our business and investing in shares of our common stock. The forward-looking statements contained or incorporated by reference in this prospectus or any prospectus supplement are expressly qualified in their entirety by this cautionary statement. We do not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

Information regarding market and industry statistics contained in this reoffer prospectus and the documents incorporated herein by reference are included based on information available to us that we believe is accurate. It is generally based on industry and other publications that are not produced for purposes of securities offerings or economic analysis. We have not reviewed or included data from all sources, and cannot assure investors of the accuracy or completeness of such data included in this reoffer prospectus and the documents incorporated herein by reference.

USE OF PROCEEDS

All shares of our common stock offered by this prospectus are being registered for the accounts of the selling shareholders and we will not receive any proceeds from the sale of these shares.

Certain shares of common stock offered by this prospectus are issuable upon the exercise of stock options. As such, if a selling shareholder exercises all or any portion of its options, we will receive the aggregate exercise price paid by such selling shareholder in connection with any such option exercise. We expect to use the proceeds received from the exercise of the options, if any, for general working capital purposes.

Selling Shareholders

This reoffer prospectus relates to the reoffer and resale of shares issued or that may be issued to the selling shareholders listed below, or future selling shareholders, under our 2001 Plan, our 2011 Plan (the “Plans”) and under certain individual stock option restricted stock unit, restricted stock, stock award and other award agreements. Each of the transactions by which the selling shareholders acquired the securities covered by this prospectus was exempt under the registration provisions of the Securities Act of 1933, as amended.

The following table sets forth, as of January 15, 2014, the number of shares beneficially owned by each current selling shareholder. The number of shares in the column “Number of Shares Beneficially Owned Prior to the Offering” represents the total number of shares that a selling shareholder currently owns or has the right to acquire within sixty (60) days of January 15, 2014. The number of shares in the column “Shares Which May be Offered” represents all of the shares that a selling shareholder may offer under this reoffer prospectus, and includes shares issuable upon the exercise of options that have not yet vested and are not included in the column “Number of Shares Beneficially Owned Prior to the Offering.” The table and footnotes assume that the selling shareholders will sell all of the shares listed in the column “Shares Which May be Offered.” However, because the selling shareholders may sell all or some of their shares under this reoffer prospectus from time to time, or in another permitted manner, we cannot assure you as to the actual number of shares that will be sold by the selling shareholders or that will be held by the selling shareholders after completion of any sales. We do not know how long the selling shareholders will hold the shares before selling them. Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. The selling shareholders have not had a material relationship with us within the past three years other than as described in the footnotes to the table below or as a result of their acquisition of our shares or other securities.

Information concerning the selling shareholders may change from time to time and changed information will be presented in a supplement to this reoffer prospectus if and when necessary and required. If, subsequent to the date of this reoffer prospectus, we grant additional awards to the selling shareholders or to other affiliates under the 2011 Plan, we intend to supplement this reoffer prospectus to reflect such additional awards and the names of such affiliates and the amounts of securities to be reoffered by them. No further awards may be made under the 2001 Plan.

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Name and Title	Number of Shares Beneficially Owned Prior to the Offering		Shares Which May be Offered(1)		Shares Beneficially Owned After Offering	Percentage of Outstanding Common Stock After Offering(2)
David Johnson President, Chief Executive Officer and Director	1,002,509	(3)	1,654,636	(4)	56,437	*
Brian Posner Chief Financial Officer	61,714	(4)	185,142	(4)	-	-
James Sapirstein Chief Executive Officer, Therapeutics Division, Alliqua Biomedical, Inc.	102,416	(5)	261,612	(6)	-	-
Jerome Zeldis, M.D., Ph.D. Chairman of the Board of Directors	648,758	(7)	990,857	(4)	451,500	3.4%
Joseph M. Leone Director	98,074	(8)	70,856	(4)	27,218	*
Kenneth Londoner Director	185,740	(9)	203,427	(4)	58,503	*
Kenneth D. Pearsen, M.D. Director	16,501	(10)	10,857	(4)	5,644	*
Richard Rosenblum (11)	884,845	(12)	194,667	(4)	690,178	5.5%
Jeffrey Sklar Director	69,258	(13)	34,286	(4)	34,927	*
David Stefansky Director (11)	1,051,010	(14)	194,667	(4)	856,343	6.8%

*Less than 1%

(1)	Does not constitute a commitment to sell any or all of the stated number of shares of common stock. The number of shares offered shall be determined from time to time by each selling shareholder at their sole discretion.

(2)	The percentage of shares beneficially owned is based upon 12,234,259 shares of common stock outstanding as of January 15, 2014.

(3)	Comprised of (i) 55,148 shares of our common stock, (ii) 323,221 shares of restricted common stock; (iii) 595,922 shares of our common stock issuable upon exercise of stock options and (iv) 28,218 shares of our common stock issuable upon exercise of warrants.

(4)	Comprised of shares of our common stock issuable upon exercise of stock options.

(5)	Comprised of (i) 31,662 shares of our common stock and (ii) 70,754 shares of our common stock issuable upon exercise of stock options.

(6)	Comprised of (i) 212,262 shares of our common stock issuable upon exercise of stock options, (ii) 31,662 shares of our common stock issued upon vesting of restricted stock units and (iii) 17,688 restricted stock units.

(7)	Comprised of (i) 225,750 shares of our common stock, (ii) 197,258 shares of our common stock issuable upon exercise of stock options and (iii) 225,750 shares of our common stock issuable upon exercise of warrants.

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(8)	Comprised of (i) 15,323 shares of our common stock, (ii) 70,856 shares of our common stock issuable upon exercise of stock options and (iii) 11,895 shares of our common stock issuable upon exercise of warrants.

(9)	Comprised of (i) 42,503 shares of our common stock, (ii) 127,237 shares of our common stock issuable upon exercise of stock options and (iii) 16,000 shares of our common stock issuable upon exercise of warrants.

(10)	Comprised of (i) 2,822 shares of our common stock, (ii) 10,857 shares of our common stock issuable upon exercise of stock options and (iii) 2,822 shares of our common stock issuable upon exercise of warrants.

(11)

Mr. Rosenblum served as a member of our board of directors from June 7, 2010 through January 17, 2014, was our president from May 11, 2010 through September 30, 2012 and was our co-executive chairman from October 1, 2012 through November 27, 2012. Mr. Stefansky has been a member of our board of directors since May 11, 2010, was our chairman from May 11, 2010 through September 30, 2012 and was our co-executive chairman from October 1, 2010 through November 27, 2012.

During 2011, we paid Harborview Capital Management, LLC, with respect to which Messrs. Rosenblum and Stefansky are managing members, $14,000 per month for the provision by Harborview Capital Management, LLC to us of office space, secretarial services and conference facilities. This agreement was amended as of December 1, 2011 and no further cash payments are to be made to Harborview Capital Management, LLC for the use of office space. In lieu of cash, Harborview Capital Management, LLC was granted 45,714 shares of common stock for the use of office for the period December 1, 2011 and ended December 31, 2012.

(12)	Comprised of (i) 325,198 shares of our common stock owned directly by Harborview Value Master Fund, L.P., (ii) 7,086 shares of our common stock owned directly by Harborview Capital Management, LLC, (iii) 472,914 shares of our common stock owned directly by Mr. Rosenblum, (iv) 14,109 shares of our common stock owned directly by The Corbran, LLC, an entity controlled by Mr. Rosenblum, (v) 34,286 shares of our common stock issuable to Harborview Value Master Fund, L.P. upon exercise of warrants; (vi) 17,143 shares of our common stock issuable to Mr. Rosenblum upon exercise of warrants; and (vii) 14,109 shares of our common stock issuable to The Corbran, LLC upon exercise of warrants. Harborview Advisors, LLC is the general partner of Harborview Value Master Fund, L.P. and has sole voting and dispositive power over the securities owned by Harborview Value Master Fund, L.P. Messrs. Rosenblum and Stefansky are the managing members of, and may be deemed to beneficially own securities owned by, each of Harborview Advisors, LLC and Harborview Capital Management, LLC. Messrs. Rosenblum and Stefansky disclaim beneficial ownership of the reported securities, except to the extent of any pecuniary interest in the securities.

(13)	Comprised of (i) 23,543 shares of our common stock, (ii) 34,286 shares of our common stock issuable upon exercise of stock options and (iii) 11,429 shares of our common stock issuable upon exercise of warrants.

(14)	Comprised of (i) 325,198 shares of our common stock owned directly by Harborview Value Master Fund, L.P., (ii) 7,086 shares of our common stock owned directly by Harborview Capital Management, LLC, (iii) 576,222 shares of our common stock owned directly by Mr. Stefansky, (iv) 34,286 shares of our common stock issuable to Harborview Value Master Fund, L.P. upon exercise of warrants and (v) 108,218 shares of our common stock issuable to Mr. Stefansky upon exercise of warrants. Harborview Advisors, LLC is the general partner of Harborview Value Master Fund, L.P. and has sole voting and dispositive power over the securities owned by Harborview Value Master Fund, L.P. Messrs. Rosenblum and Stefansky are the managing members of, and may be deemed to beneficially own securities owned by, each of Harborview Advisors, LLC and Harborview Capital Management, LLC. Messrs. Rosenblum and Stefansky disclaim beneficial ownership of the reported securities, except to the extent of any pecuniary interest in the securities.

Plan of Distribution

Each selling shareholder of the securities and any of its transferees, distributees, pledgees or donees or their successors may, from time to time, sell any or all of their securities covered hereby on the OTCQB or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling shareholder may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

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•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;
•	transactions through broker-dealers that agree with the selling shareholders to sell a specified number of such securities at a stipulated price per security;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	a combination of any such methods of sale; or
•	any other method permitted pursuant to applicable law.

If the selling shareholder effects such transactions by selling shares of our common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling shareholder or commissions from purchasers of our common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved).

From time to time, one or more of the selling shareholders may distribute, devise, gift, pledge, hypothecate or grant a security interest in some or all of the shares of common stock owned by them. Any such distributees, devisees or donees will be deemed to be selling shareholders. Any such pledgees, secured parties or persons to whom the securities have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling shareholders.

The selling shareholder and any broker-dealer participating in the distribution of our common stock may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act of 1933, as amended. At the time a particular offering of the securities is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling shareholder and any discounts, commissions or concessions allowed, reallowed or paid to broker-dealers.

The selling shareholder may choose not to sell any or may choose to sell less than all of our common stock registered pursuant to the registration statement, of which this reoffer prospectus forms a part.

The selling shareholder and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the shares of common stock by the selling shareholder and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of our common stock.

We will pay the expenses of the registration of our common stock sold by the selling shareholders, including, without limitation, Securities and Exchange Commission filings fees, compliance with state securities or “blue sky” laws; provided, however, that the selling shareholder will pay all underwriting discounts and selling commissions, if any. As and when we are required to update this reoffer prospectus, we may incur additional expenses.

Once sold under the registration statement, of which this reoffer prospectus forms a part, our common stock will be freely tradable in the hands of persons other than our affiliates. We have notified the selling shareholders of the need to deliver a copy of this reoffer prospectus in connection with any sale of the shares.

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In order to comply with certain state securities laws, if applicable, the shares may be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states, the shares may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from regulation or qualification is available and is complied with. Sales of shares must also be made by the selling shareholders in compliance with all other applicable state securities laws and regulations.

In addition to any shares sold hereunder, selling shareholders may, at the same time, sell any shares of common stock owned by them in compliance with all of the requirements of Rule 144, regardless of whether such shares are covered by this reoffer prospectus.

LEGAL MATTERS

The validity of the shares of our common stock offered hereby has been passed upon for us by Nason, Yeager, Gerson, White & Lioce, P.A.

Haynes and Boone, LLP, New York, New York will serve as our counsel.

Experts

The consolidated financial statements incorporated in this reoffer prospectus by reference from Amendment No. 1 to our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2012, filed with the Securities and Exchange Commission on May 16, 2013, have been audited by Marcum LP, independent registered public accounting firm, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Securities and Exchange Commission allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the Securities and Exchange Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future documents we file with the Securities and Exchange Commission pursuant to Sections l3(a), l3(c), 14 or l5(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this prospectus and prior to the termination of the offering (excluding, in either case, information furnished pursuant to Items 2.02 and 7.01 of Form 8-K):

(1)	Amendment No. 1 to our Annual Report on Form 10-K/A, filed with the Securities and Exchange Commission on May 16, 2013;

(2)	Amendment No. 1 to our Quarterly Report on Form 10-Q/A for the quarter ended March 31, 2013, filed with the Securities and Exchange Commission on May 16, 2013;

(3)	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2013, filed with the Securities and Exchange Commission on August 14, 2013;

(4)	Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2013, filed with the Securities and Exchange Commission on November 12, 2013;

(5)	our Current Reports on Form 8-K filed with the Securities and Exchange Commission on January 9, 2013, February 4, 2013, February 7, 2013, February 25, 2013, April 26, 2013, June 6, 2013, July 5, 2013, September 9, 2013, September 26, 2013, September 27, 2013, October 28, 2013, November 12, 2013, November 19, 2013, December 4, 2013, December 27, 2013, January 10, 2014 and January 22, 2014; and

(6)	the description of our common stock contained in our Definitive Information Statement on Schedule 14C filed with the Securities and Exchange Commission on May 17, 2010, and any amendment or report filed for the purpose of updating such description.

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Where You Can Find More Information

We have filed with the Securities and Exchange Commission a registration statement on Form S-8 under the Securities Act of 1933, as amended, with respect to the shares of common stock offered hereby. This reoffer prospectus does not contain all of the information set forth in the registration statement and the exhibits thereto. You can find additional information regarding us and the common stock in the registration statement and the exhibits. Statements contained in this reoffer prospectus regarding the contents of any contract or any other document to which reference is made are not necessarily complete, and, in each instance where a copy of such contract or other document has been filed as an exhibit to the registration statement, reference is made to the copy so filed, each such statement being qualified in all respects by such reference.

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information can be read and copied at the Securities and Exchange Commission’s public reference facilities at 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Please call the Securities and Exchange Commission at 1-800-732-0330 for further information on the operation of the public reference facilities. In addition, the Securities and Exchange Commission maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission. The address of the Securities and Exchange Commission’s website is www.sec.gov.

We make available free of charge on or through our website at www.alliqua.com, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, as soon as reasonably practicable after we electronically file such material with or otherwise furnish it to the Securities and Exchange Commission. Information on our website is not incorporated by reference in this prospectus and is not a part of this prospectus.

We will provide without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus (other than an exhibit to these filings, unless we have specifically incorporated that exhibit by reference in this prospectus). Any such request should be addressed to us at: Alliqua, Inc., 2150 Cabot Boulevard West, Langhorne, Pennsylvania 19047, Attention: Brian Posner, Chief Financial Officer or by phone at (215) 702-8550.

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3,801,007 Shares

ALLIQUA, INC.

Common Stock

PROSPECTUS

January 23, 2014

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The Securities and Exchange Commission allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this registration statement, and later information that we file with the Securities and Exchange Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future documents we file with the Securities and Exchange Commission pursuant to Sections l3(a), l3(c), 14 or l5(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this registration statement and prior to the termination of the offering (excluding, in either case, information furnished pursuant to Items 2.02 and 7.01 of Form 8-K):

(1)	Amendment No. 1 to our Annual Report on Form 10-K/A, filed with the Securities and Exchange Commission on May 16, 2013;

(2)	Amendment No. 1 to our Quarterly Report on Form 10-Q/A for the quarter ended March 31, 2013, filed with the Securities and Exchange Commission on May 16, 2013;

(3)	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2013, filed with the Securities and Exchange Commission on August 14, 2013;

(4)	Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2013, filed with the Securities and Exchange Commission on November 12, 2013;

(5)	our Current Reports on Form 8-K filed with the Securities and Exchange Commission on January 9, 2013, February 4, 2013, February 7, 2013, February 25, 2013, April 26, 2013, June 6, 2013, July 5, 2013, September 9, 2013, September 26, 2013, September 27, 2013, October 28, 2013, November 12, 2013, November 19, 2013, December 4, 2013, December 27, 2013, January 10, 2014 and January 22, 2014; and

(6)	the description of our common stock contained in our Definitive Information Statement on Schedule 14C filed with the Securities and Exchange Commission on May 17, 2010, and any amendment or report filed for the purpose of updating such description.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 607.0831 of the Florida Business Corporation Act (the “Florida Act”) provides that a director is not personally liable for monetary damages to the corporation or any other person for any statement, vote, decision or failure to act, regarding corporate management or policy, by a director, unless: (a) the director breached or failed to perform his duties as a director; and (b) the director’s breach of, or failure to perform, those duties constitutes: (i) a violation of criminal law unless the director had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (ii) a transaction from which the director derived an improper personal benefit, either directly or indirectly; (iii) a circumstance under which the director is liable for an unlawful distribution; (iv) in a proceeding by, or in the right of the corporation to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interests of the corporation, or willful misconduct; or (v) in a proceeding by or in the right of someone other than the corporation or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety or property.

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Section 607.0850 of the Florida Act provides that a corporation shall have the power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he or she is or was a director, officer or employee or agent of the corporation, or is serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Section 607.0850 also provides that a corporation shall have the power to indemnify any person, who was or is a party to any proceeding by, or in the right of, the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Section 607.0850 further provides that such indemnification shall be authorized if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made under the subsection in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper. Section 607.0850 further provides that to the extent that a director, officer, employee or agent has been successful on the merits or otherwise in defense of any of the foregoing proceedings, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith. Under Section 607.0850, any indemnification under the foregoing provisions, unless pursuant to a determination by a court, shall be made by the corporation only as authorized in the specific case upon a determination that the indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth under subsections (1) and (2) of Section 607.0850. Notwithstanding the failure of a corporation to provide indemnification, and despite any contrary determination by the corporation in a specific case, a director, officer, employee or agent of the corporation who is or was a party to a proceeding may apply for indemnification or advancement of expenses, or both, to the court conducting the proceeding, to the circuit court, or another court of competent jurisdiction and such court, after giving any notice it considers necessary, may order indemnification and advancement of expenses, including expenses incurred in seeking court-ordered indemnification or advancement of expenses, if it determines that such person is entitled to indemnification under the applicable standard under Section 609.0850.

Section 607.0850 also provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against the person and incurred by him or her in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of Section 607.0850.

Our articles of incorporation provide that we shall indemnify to the fullest extent authorized by the Florida Act, each person who is involved in any litigation or other proceeding because such person is or was our director or officer, against all expense, loss or liability reasonably incurred or suffered in connection therewith. Our by-laws provide that a director or officer may be paid expenses incurred in defending any proceeding in advance of its final disposition upon our receipt of an undertaking, by or on behalf of the director or officer, to repay all amounts so advanced if it is ultimately determined that such director or officer is not entitled to indemnification.

We have obtained primary and excess insurance policies insuring our directors and officers and those directors and officers of our subsidiaries against certain liabilities they may incur in their capacity as directors and officers. Under such policies, the insurer, on our behalf, may also pay amounts for which we have granted indemnification to the directors or officers.

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Item 7. Exemption from Registration Claimed.

This registration statement includes (i) 31,662 shares of common stock granted upon vesting of restricted stock units issued pursuant to the Restricted Stock Unit Award Agreement, dated as of November 5, 2012, by and between the Company and James Sapirstein, (ii) 350,150 shares of common and restricted stock issued pursuant to the Restricted Stock Award Agreement, dated as of January 6, 2014, by and between the Company and David Johnson, (iii) 194,667 shares of common stock issued pursuant to the Option Cancellation and Release Agreement, dated as of January 6, 2014, by and between the Company and Richard Rosenblum, (vi) 194,667 shares of common stock issued pursuant to the Option Cancellation and Release Agreement, dated as of January 6, 2014, by and between the Company and David Stefansky. The securities listed above were not registered under the Securities Act of 1933, as amended, or the securities laws of any state, were offered and sold in reliance on the exemption from registration under the Securities Act of 1933, as amended, provided by Section 4(2), and did not involve any public offering.

Item 8. Exhibits.

See Index to Exhibits, attached hereto.

Item 9. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Langhorne, State of Pennsylvania on January 23, 2014.

Alliqua, Inc.

By:	/s/ David I. Johnson
Name: David I. Johnson
Title: Chief Executive Officer

POWER OF ATTORNEY

Know All Men By These Presents, that each person whose signature appears below constitutes and appoints David I. Johnson and Brian M. Posner, and each of them singly, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement or any related registration statement, including any amendment to this registration statement for the purpose of registering additional shares in accordance with General Instruction E to Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with the above premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the listed capacities indicated on January 23, 2014:

Name	Title

/s/ David I. Johnson
David I. Johnson	Chief Executive Officer (principal executive officer) and Director

/s/ Brian Posner
Brian M. Posner	Chief Financial Officer (principal financial and accounting officer)

/s/ Jerome Zeldis, M.D., Ph.D.
Jerome Zeldis, M.D., Ph.D.	Chairman of the Board of Directors

/s/ Perry A. Karsen
Perry A. Karsen	Director

/s/ Joseph Leone
Joseph Leone	Director

/s/ Kenneth Londoner
Kenneth Londoner	Director

/s/ Kenneth Pearsen, M.D.
Kenneth Pearsen, M.D.	Director

/s/ Jeffrey Sklar
Jeffrey Sklar	Director

/s/ David Stefansky
David Stefansky	Director

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibits

4.1	Composite Articles of Incorporation of Alliqua, Inc. (incorporated by reference to Exhibit No. 3.1 to Amendment No. 1 to our Annual Report on Form 10-K/A filed with the Securities and Exchange Commission on May 16, 2013).

4.2	Amended and Revised Bylaws (incorporated by reference to Exhibit 3.2 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on June 10, 2010).

4.3	Articles of Amendment to Articles of Incorporation of Alliqua, Inc. (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on September 27, 2013).

5.1*	Opinion of Nason, Yeager, Gerson, White & Lioce, P.A.

23.1*	Consent of Marcum LLP.

23.2*	Consent of Nason, Yeager, Gerson, White & Lioce, P.A. (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page hereto).

99.1	2001 Incentive Stock Option Plan (incorporated by reference to Exhibit No. 99.1 to our Registration Statement on Form S-8 filed with the Securities and Exchange Commission on May 8, 2003, File No. 333-105083).

99.2	Form of Nonstatutory Stock Option Agreement under the 2001 Incentive Stock Option Plan (incorporated by reference to Exhibit No. 10.2 to Amendment No. 1 to our Annual Report on Form 10-K/A filed with the Securities and Exchange Commission on May 16, 2013).

99.3	Form of Incentive Stock Option Agreement under the 2001 Incentive Stock Option Plan (incorporated by reference to Exhibit No. 10.3 to Amendment No. 1 to our Annual Report on Form 10-K/A filed with the Securities and Exchange Commission on May 16, 2013).

99.4	2011 Long-Term Incentive Plan (incorporated by reference to Exhibit No. 10.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on December 20, 2011).

99.5	First Amendment to the Alliqua, Inc. 2011 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on December 20, 2012).

99.6	Form of Nonstatutory Stock Option Agreement under the 2011 Long-Term Incentive Plan (incorporated by reference to Exhibit No. 10.32 to Amendment No. 1 to our Annual Report on Form 10-K/A filed with the Securities and Exchange Commission on May 16, 2013).

99.7	Form of Incentive Stock Option Agreement under the 2011 Long-Term Incentive Plan (incorporated by reference to Exhibit No. 10.33 to Amendment No. 1 to our Annual Report on Form 10-K/A filed with the Securities and Exchange Commission on May 16, 2013).

99.8*	Form of Nonqualified Stock Option Agreement (outside of any incentive plan)

99.9	Nonqualified Stock Option Agreement, dated as of November 8, 2012, by and between the Company and James Sapirstein (incorporated by reference to Exhibit No. 10.21 to Amendment No. 1 to our Annual Report on Form 10-K/A filed with the Securities and Exchange Commission on May 16, 2013).

99.10	Restricted Stock Unit Award, dated as of November 8, 2012, by and between the Company and James Sapirstein (incorporated by reference to Exhibit No. 10.22 to Amendment No. 1 to our Annual Report on Form 10-K/A filed with the Securities and Exchange Commission on May 16, 2013).

99.11	Nonqualified Stock Option Agreement, dated as of November 27, 2012, by and between the Company and Jerome Zeldis (incorporated by reference to Exhibit No. 10.23 to Amendment No. 1 to our Annual Report on Form 10-K/A filed with the Securities and Exchange Commission on May 16, 2013).

99.12	Nonqualified Stock Option Agreement, dated as of November 27, 2012, by and between the Company and Joseph Leone (incorporated by reference to Exhibit No. 10.24 to Amendment No. 1 to our Annual Report on Form 10-K/A filed with the Securities and Exchange Commission on May 16, 2013).

99.13	Nonqualified Stock Option Agreement, dated as of November 27, 2012, by and between the Company and Ken Londoner (incorporated by reference to Exhibit No. 10.25 to Amendment No. 1 to our Annual Report on Form 10-K/A filed with the Securities and Exchange Commission on May 16, 2013).

99.14	Nonqualified Stock Option Agreement, dated as of November 27, 2012, by and between the Company and Jeffrey Sklar (incorporated by reference to Exhibit No. 10.26 to Amendment No. 1 to our Annual Report on Form 10-K/A filed with the Securities and Exchange Commission on May 16, 2013).

99.15	Nonqualified Stock Option Agreement, dated as of November 27, 2012, by and between the Company and Steven Berger (incorporated by reference to Exhibit No. 10.27 to Amendment No. 1 to our Annual Report on Form 10-K/A filed with the Securities and Exchange Commission on May 16, 2013).

99.16	Nonqualified Stock Option Agreement, dated as of November 27, 2012, by and between the Company and Jerome Zeldis (incorporated by reference to Exhibit No. 10.28 to Amendment No. 1 to our Annual Report on Form 10-K/A filed with the Securities and Exchange Commission on May 16, 2013).

99.17	Nonqualified Stock Option Agreement, dated as of November 27, 2012, by and between the Company and Kenneth Pearsen (incorporated by reference to Exhibit No. 10.29 to Amendment No. 1 to our Annual Report on Form 10-K/A filed with the Securities and Exchange Commission on May 16, 2013).

99.18	Nonqualified Stock Option Agreement, dated as of November 29, 2012, by and between the Company and David Johnson (incorporated by reference to Exhibit No. 10.30 to Amendment No. 1 to our Annual Report on Form 10-K/A filed with the Securities and Exchange Commission on May 16, 2013).

99.19	Nonqualified Stock Option Agreement in favor of David Johnson (incorporated by reference to Exhibit 10.4 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on February 7, 2013).

99.20	Nonqualified Stock Option Agreement, dated as of December 20, 2013, by and between the Company and David Johnson (incorporated by reference to Exhibit 10.2 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on December 27, 2013).

99.21	Option Cancellation and Release Agreement, dated as of January 6, 2014, by and between the Company and Richard Rosenblum (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on January 10, 2014).

99.22	Option Cancellation and Release Agreement, dated as of January 6, 2014, by and between the Company and David Stefansky (incorporated by reference to Exhibit 10.2 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on January 10, 2014).

99.23	Restricted Stock Award Agreement, dated as of January 6, 2014, by and between the Company and David Johnson (incorporated by reference to Exhibit 10.3 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on January 10, 2014).

* Filed herewith.